UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 15, 2005

                                WINDSORTECH, INC.
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                   000-07539              13-2599131

(State or Other Jurisdiction  (Commission File Number)     (IRS Employer
       of Incorporation)                                 Identification Number)


                       70 Lake Drive, Hightstown, NJ 08520

                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (609) 426-4666


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ITEM 1.01 Entry Into A Material Definitive Agreement.

(a) On March 15, 2005 WindsorTech finalized a Settlement Agreement with David A. Loppert, a former officer and director of WindsorTech. The Agreement terminated all litigation between Mr. Loppert and WindsorTech and provided for mutual releases with respect to all existing claims. The Agreement further provided for an approximate two-month acceleration of the exercise period for 1.1 million options to purchase WindsorTech common stock previously issued to Mr. Loppert. The Settlement Agreement also resolved claims among Mr. Loppert and WindsorTech officers, Marc Sherman and Edward Cummings, and former officers, Michael Sheerr and Carl Saracino.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WINDSORTECH, INC.


Date: March 16, 2005                        By:  /S/  Edward L. Cummings
                                            --------------------------------
                                            Edward L. Cummings
                                            Vice President, Treasurer and
                                            Chief Financial Officer



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